CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Legal Counsel” within the Statement of Additional Information and to the use of our report dated November 5, 2009 in the Registration Statement (Form N-2 No. 333-161174) of CPG FrontPoint MultiStrat Fund.

                                                                                         /s/ Ernst & Young LLP

New York, New York
November 5, 2009